SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2013

KKR FINANCIAL HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, 50th Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 315-3620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2013, KKR Financial Holdings LLC (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with KKR & Co. L.P., a Delaware limited partnership (“KKR”), KKR Fund Holdings L.P., an exempted limited partnership formed under the laws of the Cayman islands (“Fund Holdings”), and Copal Merger Sub LLC, a Delaware limited liability company(“Merger Sub”), pursuant to which the Company will become a wholly-owned subsidiary of Fund Holdings (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.  The Company is managed by KKR Financial Advisors LLC, a subsidiary of KKR, pursuant to a management agreement.

At the effective time of the Merger (the “Effective Time”), each common share of the Company (the “Company Common Shares”) issued and outstanding immediately prior to the Effective Time (excluding Company Common Shares held by the Company’s wholly-owned subsidiaries or Fund Holdings or its subsidiaries) will be converted into the right to receive 0.51 common units representing the limited partnership interests of KKR (the “KKR Common Units”), together with cash in lieu of fractional KKR Common Units (the “Merger Consideration”) and subject to possible adjustment pursuant to the Merger Agreement in the event of any share distribution or other distribution payable in KKR Common Units or Company Common Shares and in the event of any share split, exchange of shares or similar event.  The Company’s 7.375% Series A LLC Preferred Shares (the “Preferred Shares”) issued and outstanding will remain Preferred Shares of the Company following the Effective Time.

Pursuant to the Merger Agreement, as of the Effective Time, (1) each outstanding option to purchase a Company Common Share will be cancelled and converted into the right to receive an amount in cash equal to the excess of the cash value of the number of KKR Common Units that a holder of one KFN Common Unit would be entitled to in the Merger over the exercise price per Company Common Share subject to such option, (2) each outstanding restricted Company Common Share will be converted into 0.51 KKR Common Units having the same terms and conditions as applied immediately prior to the Effective Time, and (3) each phantom share under the Company’s Non-Employee Directors’ Deferred Compensation and Share Award Plan will be converted into a phantom share in respect of 0.51 KKR Common Units and otherwise remain subject to the terms of the plan.

The Board of Directors of the Company (the “Board”), acting upon the unanimous recommendation of a committee of the Board consisting independent and disinterested directors of the Company that was appointed to review and negotiate, and make a recommendation to the Board with respect to, the transactions contemplated by the Merger Agreement, has approved the Merger Agreement and the transactions contemplated thereby, including the Merger.  The closing of the Merger is subject to the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of all outstanding Company Common Shares, including a majority of the Company Common Shares held by persons other than KKR and its affiliates.  The closing of the Merger is also subject to various customary conditions, including the expiration or earlier termination of any applicable waiting period and receipt of regulatory consents, approvals and clearances, in each case, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under other antitrust laws, the absence of any judgment, injunction, order or decree prohibiting or enjoining the completion of the Merger, the effectiveness of the Form S-4 registration statement relating to the KKR Common Units to be issued in the Merger, the accuracy of the representations and warranties contained in the Merger Agreement (subject to the standards set forth in the Merger Agreement) and compliance with the covenants in the Merger Agreement in all material respects. The closing of the Merger is not subject to a financing condition.

The Company and KKR have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the completion of the Merger. The Company has agreed to convene and hold a meeting of its shareholders for the purpose of obtaining the required approvals of the Company’s shareholders and, subject to certain exceptions, the Board has agreed not to withhold, modify or qualify in a manner adverse to KKR the recommendation of the Board that the Company’s shareholders approve the Merger Agreement.

The Merger Agreement provides that the Company may not solicit proposals relating to alternative transactions, or, subject to certain exceptions, enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction.  However, the Board may, subject to certain conditions, change its recommendation to the Company’s shareholders, terminate the Merger Agreement or enter into an agreement with respect to a superior alternative proposal if it determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties (taking into account any changes to the Merger Agreement proposed by KKR following the receipt of four business days prior written notice of the proposal).

The Merger Agreement contains certain termination rights for both KKR and the Company, including if the Merger is not completed on or before September 16, 2014 or if the requisite approvals of holders of Company Common Shares is not obtained.  The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, the Company will be required to pay a termination fee of $26,250,000 (unless such payment is waived), or, in other circumstances in which the Merger Agreement is terminated, the Company will be required to reimburse KKR for its expenses up to $7.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or KKR.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure

On December 16, 2013, KKR and the Company issued a joint press release announcing the execution of the Merger Agreement.   The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Additional Information and Where to Find It

In connection with the proposed transaction, KKR currently intends to file a Registration Statement on Form S-4 that will include a proxy statement/prospectus of the Company.  KKR also plans to file other relevant materials with the SEC. Shareholders of the Company are urged to read the proxy statement/prospectus contained in the Registration Statement and other relevant materials because these materials will contain important information about the proposed transaction. These materials will be made available to the shareholders of the Company at no expense to them. The Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from KKR at http://ir.kkr.com/ or by emailing Investor-Relations@kkr.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by KKR with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information or its public reference room.

KKR, the Company and their respective directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s common shareholders in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2013 annual meeting of shareholders, filed with the SEC on March 18, 2013.  Information regarding KKR’s directors and executive officers is available in KKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at ir.kkr.com/kfn_ir/kfn_sec.cfm.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain shareholder approval or the failure to satisfy the other closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (4) the effect of the announcement of the Merger on the ability of the Company to maintain its operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made.  The Company anticipates that subsequent events and developments may cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
2.1	Agreement and Plan of Merger, dated as of December 16, 2013, by and among KKR & Co. L.P., KKR Fund Holdings L.P., Copal Merger Sub LLC and the Company.†
99.1	Joint Press Release dated December 16, 2013

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

Date: December 16, 2013	/s/ Nicole J. Macarchuk
Nicole J. Macarchuk
General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of December 16, 2013, by and among KKR & Co. L.P., KKR Fund Holdings L.P., Copal Merger Sub LLC and the Company.†

99.1	Joint Press Release dated December 16, 2013

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.